Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-121364 on Form S-8 of our report dated June 15, 2018, appearing in this Annual Report on Form 11-K of Eversource 401k Plan for the years ended December 31, 2017 and 2016.

By:  /s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut
June 15, 2018